Exhibit 10.01

                                      Lease

Lessor:   Alberta Bendily
Lessee:   Trade Winds Environmental Restoration

Lessee agrees to pay a deposit of $2,000.00 dollars.
Lessee agrees to pay $2,000.00 dollars per month for rent.
Lessor and Lessee agree that this is a one year lease.
Lessee agrees that the grass will not be used as a parking area.
Lessee agrees to keep the grounds mowed and trimmed.
Lessee agrees to change filters in A/C unit(s) monthly.
Lessee agrees to notify Lessor of any repairs or leaks, immediately.
Lessee agrees that the building will not be remodeled and to leave cabinets presently hanging on the wall.
Lessor agrees that the cabinets currently in the kitchen may be moved to another room, but not removed from the building.
Lessor agrees and will allow the cabinets to be hung only on interior walls. Lessor agrees to pay for all major repairs.
Lessee agrees to pay for all minor repairs.
Lessor agrees to give Lessee one month to vacate, should a buyer become available.
Lessee has first option to purchase.


                                                       /s/


Tamberlyn Bendity for Alberta Bendily

Date:  9-2-05                                        /s/ Andrew Lunetta
                                                --------------------------------
                                                      Andrew Lunetta
                                                         9/2/05